EX-23.p.30
Code of Ethics
and
Insider Trading Policy
Revised July 2007
Revised August 2007
Revised October 2007

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CODE OF ETHICS & INSIDER TRADING POLICY
I. OVERVIEW
This Code of Ethics and Insider Trading Policy (“Code”) has been adopted by Logan Circle Partners, L.P. (the “Adviser” or “The Adviser”) and sets forth procedures and limitations which govern the business conduct and personal securities trading of persons associated with the Adviser.
This Code has been adopted by Board of Manager of the Adviser to effectuate the purposes and objectives of the Investment Advisers Act of 1940, as amended (“Advisers Act”), the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”), and in accordance with industry best practices.
This Code is based upon the principle that the Adviser’s employees owe a fiduciary duty to the Adviser’s clients to conduct their affairs, including their personal securities transactions, in such manner to avoid:
(i)	serving their own personal interests ahead of clients;

(ii)	taking inappropriate advantage of their position with the firm; and

(iii)	any actual or potential conflicts of interest or any abuse of their position of responsibility. In addition, the Adviser’s employees are required to comply with applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Advisers Act and rules thereunder. Due to the litany of definitions and interpretations contained in these laws, it is imperative that the Adviser’s employees also read the firm’s Compliance Manual, as may be updated from time to time, which contains policies and procedures designed to address pertinent industry regulations. In addition, employees are asked to consult the Chief Compliance Officer (“CCO”)[1] or legal counsel before engaging in any activity or planned activity where there exists, or may exist, uncertainty concerning the legality of such activity.
II. ADVISER’S BUSINESS
The Adviser provides investment advisory services which are focused on fixed income strategies. These services are provided in separate accounts and third party mutual funds. As used herein, “client” shall refer to corporations, pension plans, and mutual funds or other institutional accounts managed by the Adviser.

[1]	Note: Any reference herein to the CCO shall mean the CCO or any other person designated by the CCO, including any member of the Adviser Legal/Compliance Department, to undertake such role or responsibility. The CCO, as defined under Advisers Act Rule 206(4)-7, is responsible for administering the Code.

III. PURPOSE OF THE CODE AND PRINCIPLES OF BUSINESS CONDUCT
It is a fundamental principle that the interests of clients are at all times paramount to the interests of any director, manager, principle, partner, officer or employee (collectively, “Employees”) of the Adviser. Persons covered by this Code must adhere to this general principle and the specific provisions of the Code at all times. Every Employee is required to read, understand, and comply with this document to protect and preserve the reputation of the Adviser and its affiliates.
Personal investing of all Employees of the Adviser must be conducted in a manner that avoids actual or potential conflicts of interest with Adviser’s clients. Employees of the Adviser shall use their employment status, and any investment opportunities they learn of because of their positions with an Adviser, for the benefit of clients and in a manner consistent with their fiduciary duties.
No person covered by this Code shall engage in any act, practice, or course of conduct, which would violate the provisions of the federal and state securities’ laws. Any violation of the Code, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action including, but not limited to, disgorgement of profits, payment of a fine, censure, and, when appropriate, suspension or termination of employment and/or referral to appropriate governmental agencies. Access Persons (defined below) should be aware that they may be held personally liable for any improper or illegal activities they commit during the course of their employment, and may be subject to civil penalties such as fines, regulatory sanctions, including suspension, as well as criminal penalties.
Each individual is ultimately responsible for his or her compliance with the Code. However, any questions regarding the Code should be referred to the CCO. However, while the CCO is a resource, he or she is not giving legal advice, and any authorization which may be granted for trading under the Code does not assure compliance with the totality of the Code.
IV. PERSONS COVERED BY THE CODE
The following categories or sub-categories of persons covered under the Code have been designed to meet all necessary rule requirements under the Advisers Act and the ITSFEA:
(A) “Access Person” includes any:
i.	Internal director, officer, manager, principal and partner of the Adviser (or other persons occupying a similar status or performing similar functions);

ii.	Employee of the Adviser;

iii.	Other person who provides advice on behalf of the Adviser or is subject to the Adviser’s supervision and control.

iv.	Has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client account the Adviser or its affiliates manage or any fund which is advised or sub-advised by the Adviser (or certain affiliates, where applicable);

v.	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic;

vi.	In connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities on behalf of a client;

vii.	Obtains information concerning recommendations made regarding the purchase or sale of securities on behalf of a client;

(B)	“Non-Access Person” means any Access Person who does not meet the definition of Access Person.
V. ACCOUNTS COVERED BY THE CODE
The following accounts or situations are covered under the Code:
(A)	Beneficial Ownership

A person has Beneficial Ownership if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary (financial) interest in a Security.

Accounts over which an Access Person may have Beneficial Ownership interest, include but is not limited to — individual, joint, partnership, custodial, trust, IRA, UGMA and KEOGH accounts.

The determination of Beneficial Ownership is the responsibility of each Access Person; it is a fact-based decision.

(B)	Immediate Family

All accounts of immediate family members of an Access Person, including any relative by blood or marriage, living in the Employee’s household or who are financial dependents of the Employee are subject to this Code (adult children in a separate household are not covered under the Code). Immediate Family members may include any of the Employee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

(C)	Investment Control

All accounts over which an Access Person exercises Investment Control, with the exception of the Adviser client account over which the Access Person exercises investment control as part of his or her job responsibilities. Investment Control shall mean the direct or indirect power to exercise controlling influence over investment decisions. This includes any arrangement where the Access Person serves as an agent, executor, and trustee or in another similar capacity.

Note: Accounts over which the Access Person retains no Investment Control and that are managed by an independent third-party are exempt from the prohibited transaction rules of the Code.

VI. SECURITIES COVERED BY THE CODE
Securities covered under this Code (i.e., Covered Securities) include any:
i.	Stock, Treasury stock;

ii.	Security future;

iii.	Bond, Debenture,Future;

iv.	Investment contract, Voting trust certificate;

v.	Certificate of deposit for a security;

vi.	Option on any security or on any group or index of securities (e.g., put, call or straddle);

vii.	Exchange traded fund (ETF);

viii.	Limited partnership or Initial Public Offering;

ix.	Certificate of interest or participation in any profit-sharing agreement;

x.	Collateral-RIC certificate;

xi.	Fractional undivided interest in oil, gas or other mineral right;

xii.	Pre-organizational certificate or subscription;

xiii.	Transferable shares;

xiv.	Foreign unit trust (i.e., UCIT) and foreign mutual fund;

xv.	Private investment fund, hedge fund, and investment club; and

xvi.	Any other instrument that is considered a “security” under the various securities laws.
Securities not covered under the Code include any:
i.	Direct obligation of the U.S. government (e.g., Treasury bills, notes and bonds and US savings bonds);

ii.	Bank certificate of deposit, Commercial paper, Repurchase agreements;

iii.	Money market funds;

iv.	Open-end mutual funds, other than registered funds which are advised or sub-advised by an Adviser (or certain affiliates, where applicable); and

v.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the firm (or certain affiliates, where applicable).
VII. PROHIBITED SECURITY TRANSACTIONS UNDER THE CODE
No Access Person shall:
i.	Engage in any act, practice or course of conduct, which would violate the provisions of this Code;

ii.	Buy or sell based upon, or while in possession of, material non-public information regarding the issuer or security; or

iii.	Buy or Sell any covered securities without pre-clearance approval.

iv.	Acquire any Covered Security in an initial public offering (IPO);

v.	Engage in or give the appearance of “front-running,” that is, purchase or sell a security for his/her own account(s) on the basis of the Adviser’s trading positions or plans for a client account(s) over which the Access Person has Investment Control;

VIII. PRE-CLEARANCE OF TRANSACTIONS IN COVERED SECURITES
Generally, the firm prohibits all transactions in covered securities except on a case-by-case basis. In the event an Access Person would like to request approval for a transaction, the Access Person must complete a Personal Securities Trading Request and Authorization Form (Exhibit E) and submit for approval to the CCO. The CCO will review the request based on the explanation provided and after verification that the Access Person is not transacting per the below pre-clearance window:
No covered security transactions of an issuer within three (3) trading days before or after a purchase or sale order has been placed and/or executed for a client over which the Access Person has Investment Control or assists with Investment Control and has direct knowledge of such purchase or sale or such purchase or sale order.
Any person purchasing or holding a covered security acquired in an Initial Public, Limited or Private Offering (as defined below) shall disclose to the CCO any subsequent consideration of an investment in the issuer for any client. In such circumstances, the decision to purchase Securities of the issuer for a client account shall not be made by anyone with a personal interest in the issuer unless such interest has previously been disclosed to investors (e.g., Private Placement Memorandum). No IPO may be purchased!
Limited or Private Offerings shall be defined as offerings that are exempt from registration under the Securities Act, as amended, either pursuant to Sections 4(2), or 4(6), or Rules 504, 505, or 506. For the purposes of this Code, purchases of real estate used as a primary or secondary residence shall not be subject to the prior written approval of the CCO.
When considering requests for participation in Limited Offerings, the CCO will take into account the specific facts and circumstances of the request prior to reaching a decision. Requests to participate in a Limited or Private Offerings should be submitted using the attached Exhibit E prior to the completion of such transaction.
IX. OUTSIDE AFFILIATIONS
All Access and Access Persons are prohibited from serving on a board of directors of any company without prior written authorization of the CCO or senior management of the Adviser. Requests for outside affiliations permitted under the Code shall be submitted to the CCO or senior management of the Adviser via the form attached hereto as Exhibit A.
X. POLITICAL CONTRIBUTIONS
Access Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities (known as “pay to play”). Although political contributions are not prohibited, Access Persons must be cognizant of potential conflicts of interest that may exist if the Adviser or its Employees contribute to the campaigns of any client(s), Employee or consultant to the Adviser.
Please see the Compliance Manual for further guidance on political contributions.

XI. GIFTS AND ENTERTAINMENT
Access Persons are not permitted to offer, seek or accept any gift, service or other item of more than de minimis value, either directly or indirectly, from any person or entity that does business with or on behalf of Adviser. For the purposes of this provision, the following items are acceptable:
i.	An occasional meal;

ii.	An occasional ticket to a sporting event, the theater or comparable entertainment; or

iii.	A gift of fruit or other foods.
Note: De minimis value is less than or equal to $100.
Please see the Compliance Manual for further guidance on gifts and entertainment.
XII. CONFIDENTIALITY/SAFEGUARDING OF DATA
Access Persons, as fiduciaries, must adhere to the Adviser’s Privacy Policy under Regulation S/P of the Gramm-Leach-Bliley Act (the “GLBA”). All material, non-public information pertaining to any client must be safeguarded, and includes, but is not limited to, adherence to physical and technical security of information. With respect to material, non-public client information, Access Persons are required to take reasonable measures to safeguard such information including, but not limited to:
i.	Sharing of access codes and/or passwords with any other individual is prohibited without authorization;

ii.	Client information, such as account statements, applications, etc. must be secured at all times;

iii.	Information on investment strategies, transactions and investments being considered or used by the Adviser for client accounts shall be secured at all times and not discussed with persons who are not Access Persons or with third parties (other than as needed for business or compliance purposes) prior to their disclosure to clients of the Adviser.

iv.	Transmission of material, non-public information to unauthorized parties, via any means, is strictly prohibited. Authorized parties include, but are not limited to the following:
▪	Affiliate firms and their designees;

▪	Broker-dealers or other entities who conduct business with the Adviser on behalf of clients; and

▪	Third party entities with a contractual need for such information and who have executed a non-disclosure agreement with the Adviser or which are under a confidentiality obligation with the Adviser.
Please see the Adviser’s Compliance Manual for further guidance on confidentiality.
XIII. REPORTING REQUIREMENTS
(A) Initial and Annual Certification of Compliance with the Code

Upon hire and annually thereafter, each Access Person shall be provided a copy of this Code by the Legal/Compliance Department2. In addition, the Access Person will be required to certify that he/she has:
i.	Read and understands the Code and recognizes that he/she is subject thereto;

ii.	Shall comply with the applicable requirements of the Code; and

iii.	Shall report all personal securities transactions required to be reported pursuant to the requirements of the Code.
The certification report shall be made on the form attached as Appendix A and submitted to the Legal/Compliance Department no later than fifteen (15) days after becoming a Access Person and annually fifteen (15) days after calendar year end.
(B)	Initial and Annual Disclosure of Holdings and Brokerage Accounts

Upon employment and annually thereafter, each Access Person shall be required to submit to the Legal/Compliance Department a report listing all Covered Securities holdings and securities trading accounts in which the Access Person has a direct or indirect Beneficial Ownership as defined by the Code.

The certification report shall be made on the form attached as Exhibit B and submitted to the Compliance Department no later than ten (10) days after the person becomes an Access Person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person and annually ten (10) days after calendar year end.

The accounts of Immediate Family Members over which the Access Person exercises Investment Control, but does not have a direct or indirect Beneficial Interest, shall be reported on Exhibit B and on an annual basis thereafter.

(C)	Quarterly Personal Transactions

Although the firm prohibits transactions in covered securities (except as permitted by the CCO), Access Persons are required to complete a Quarterly Report of Security Accounts & Transactions (Exhibit C). This report shall be submitted to the Compliance Department via the form attached hereto as Exhibit C no later than thirty (30) days after the end of the calendar quarter, including any period in which no securities transactions were effected.

Exhibit C shall contain the following information (or the reports attached thereto):
i.	The date of the transaction;

ii.	The name/description of the security;

iii.	The nature of the transaction (e.g., purchase or sale);

iv.	The quantity and price of the security bought or sold;

v.	Interest rate/maturity date (if applicable);

[2]	For purposes of this Code, “Legal/Compliance Department” shall mean the Adviser Capital Legal/Compliance Department, the CCO or any person so designated by the CCO.

vi.	The name of the broker, dealer or bank with or through whom the transaction was effected; and

vii.	The nature of the interest (i.e., direct ownership, spouse, control, etc.)
This reporting requirement may be satisfied by directing a broker-dealer to send duplicate trade confirmations and brokerage statements directly to the Compliance Department so long as Adviser receives such confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

(D)	Conflicts of Interest

Every Access Person shall notify the Compliance Department of any personal conflict of interest relationship that may involve any client such as the existence of any economic relationship between his/her transactions and securities held or to be acquired by any client other than transactions that such Access Person has disclosed in his or her Annual Disclosure of Holdings and Brokerage Accounts and Quarterly Transactions.

Inappropriate favoritism of one client over another client is strictly prohibited, as it would constitute a breach of fiduciary duty and a conflict of interest.
XIV. REPORTING OF VIOLATIONS
Each Access Person shall promptly report to the Legal/Compliance Department any apparent material violation of this Code and its associated policies and procedures.
The CCO shall promptly report to senior management of the Adviser any apparent material violation of this Code and its associated policies and procedures.
Senior management of the Adviser shall consider reports made hereunder and shall determine whether or not this Code has been violated and whether the appropriate sanctions, if any, should be imposed.
XV. SANCTIONS
This Code is designed to assure compliance with applicable laws and to reinforce the Adviser’s reputation for integrity in the conduct of its business.
Upon discovering a violation of this Code, sanctions may be imposed as deemed appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.
An incidental failure to comply with the Code is not necessarily a violation of law or the Adviser’s Principles of Business Conduct. Isolated or inadvertent violations of the Code not resulting in a violation of the law will be referred by the CCO to senior management of the Adviser and disciplinary action commensurate with the violation, if warranted, will be imposed.
Violations of any of the enumerated Prohibited Transactions may require the sale of any open positions and disgorgement of any profits realized from the prohibited transaction(s). A pattern of violations that individually do not violate the law or Principles of Business Conduct, but which taken together demonstrate a lack of respect for the Code, may result in disciplinary action, including termination of employment.
XVI. INTERPRETATIONS AND EXCEPTIONS
As the designee of senior management, the CCO shall have the right to make final and binding interpretations of the Code and may grant, using his discretion, exceptions to certain of the above restrictions.
XVII. RETENTION OF RECORDS
This Code, as updated from time to time, acknowledgements of receipt of a copy of this Code by each Access Person, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, each memorandum made by the Legal/Compliance Department hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Adviser as required under the Advisers Act for a period of not less than 5 years.
XVIII. INSIDER TRADING POLICY
(A)	Policy Statement on Insider Trading

Section 204A of the Advisers Act requires the Adviser to establish, maintain, and enforce written procedures reasonably designed to prevent the wrongful use of “inside” information.

Adviser shall prohibit any Employee from trading, either personally or on behalf of others, or recommending securities, while in possession of material, non-public information in violation of applicable laws and regulations. This unlawful conduct is frequently referred to as “insider trading.”

Adviser’s policy extends to external activities and outside duties related to Employees’ association with the Adviser. Every Employee must read and retain this policy statement. Any questions regarding the Adviser’s insider trading policy and procedures should be referred to the Legal/Compliance Department.

(B)	In General — Inside Information

Federal and state securities laws make it unlawful for any person to trade or recommend trading in securities on the basis of material and nonpublic, or “inside,” information. Adviser’s policy requires stringent avoidance of the misuse of inside information.

The misuse of material, nonpublic or “inside” information constitutes fraud; a term broadly defined under the securities laws.

Fraudulent misuse of “inside” information includes purchasing or selling securities on the basis of such information for the account of the firm, an employee, a client, or anyone else. Fraudulent misuse also includes “tipping” such information to anyone, or using it as a basis for recommending, by way of a research report or otherwise, the purchase or sale of a security.

Persons guilty of fraudulently misusing “inside” information are subject to civil and criminal penalties (including imprisonment), SEC administrative actions, and dismissal by an Adviser.
“Inside” Information. “Inside” information is material, nonpublic information. The courts and regulatory authorities have broadly construed what constitutes “inside” information. Generally speaking, information is “material” if it has “market significance” in the sense that it is likely to influence reasonable investors, including reasonable speculative investors, in determining whether to trade the securities to which the information relates. For example, information is likely to be “material” if it relates to significant changes affecting such matters as dividends; earnings estimates; write downs of assets or additions to reserves for bad debts or contingent liabilities; the expansion or curtailment of operations; proposals or agreements involving a merger, acquisition, divestiture or leveraged buy-out; new products or discoveries; major litigation; liquidity problems; extraordinary management developments; public offerings; changes of debt ratings; issuer tender offers; and recapitalizations. Given the potentially severe consequences to Adviser and its personnel of a wrong decision, any person who is uncertain as to whether any information he or she possesses is “inside” information must contact the CCO for guidance, rather than solely relying on his or her own judgment or interpretation.
(C)	Prohibiting Misuse of Inside Information

Those in possession of inside information must preserve the confidentiality of such information and abstain from trading until the inside information is disclosed and made public. It is fundamental policy of Adviser that:
•	No Adviser Employee, while in possession of inside information relevant to a security, shall purchase or sell, or recommend or direct the purchase or sale of, such security for the account of the Adviser, an Employee, a client, or anyone else.

•	No Employee shall use inside information to purchase or sell securities for his or her own account, any account in which he or she has a direct or indirect beneficial interest (including accounts for family members), or any other account over which the Employee has discretionary authority or a power of attorney.
No Employee shall disclose inside information to any person outside the firm without the authorization of the CCO or senior management.
•	Any Employee who, in the course of his or her employment, obtains inside information that is later disclosed to the general public must allow sufficient time to elapse for the investing public to assimilate and evaluate the information before taking any action for his or her personal account on the basis of the disclosed facts.
(D)	General Guidelines

To ensure that material, non-public information is not misused, it is imperative that the flow of such information be limited so that only those people within Adviser with a “need to know” are given such information.

Routine communications between departments which are not transaction or issuer specific, such as general observations about industries and issuers within those industries, and which would not affect a person’s investment decision about a specific security, are not prohibited. If you have any question as to whether information is routine, however, please contact the Legal/Compliance Department.

(E)	Review of Trading

The Compliance Department, or individuals designated within the Adviser and identified to the Compliance Department, will review, at least quarterly, the trading activity of the Adviser’s Access Persons. A record of such review will be maintained by the CCO.

(F)	Investigations

The CCO will investigate questionable or suspicious trades, whether discovered through scheduled reviews of exception reports or any other way. The scope and extent of any particular inquiry will be determined by the nature of the trade in question. The relevant Employee or client may be contacted by the CCO for an explanation as to the trade in question. An investigation record will be kept by the CCO. The record will contain, at a minimum, the following:

(i)	The name of the security;
(ii)	The date the investigation commenced;

(iii)	An identification of the accounts involved; and

(iv)	A summary of the disposition of the investigation.
(G)	Procedures for Adviser’s Policy Against Insider Trading

The following procedures have been established to aid the Employees of Adviser in avoiding insider trading, and to aid Adviser in preventing, detecting, and imposing sanctions against insider trading. Each Employee of the Adviser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties. If you have any questions about these procedures you should consult with the CCO.
1.	Identifying Inside Information
Before trading for yourself, or others, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

Is the information material? Is this something an investor would consider important in making his or her investment decision? Would the market price of the securities be substantially affected if the information was generally disclosed?

Is the information nonpublic? To whom has it been provided? Has it been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have any questions as to whether the information is material and nonpublic, you should take the following steps.
(i)	Do not purchase or sell the securities on behalf of yourself or others;

(ii)	Report the matter immediately to the CCO: and

(iii)	Do not communicate the information inside or outside an Adviser, other than to the CCO.
After the CCO has reviewed the issue, you either will be instructed to continue the prohibitions against trading and communications, or you will be allowed to trade or communicate the information.
2.	Restricting Access to Material Nonpublic Information
Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including associates, except as referred to above. In addition, take care that such information is secure by sealing files and restricting access to computer files containing nonpublic information.
3.	Resolving Issues Concerning Insider Trading
If doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the procedures, or as to the propriety of any action, it must be discussed with the CCO before trading or communicating the information to anyone.

Exhibit A
Logan Circle Partners, L.P.
Outside Affiliation/Private Transaction/Board Membership
Pre-clearance Questionnaire

1.	Your Name & Title:

2.	Name of department:

3.	Name of your manager:

4.	List your responsibilities for Logan Circle Partners, L.P. (Adviser”):

5.	Please state the full name and address of the private placement, business, nature of the investment or full name of the organization you are/wish to become affiliated with:

Please answer the following questions regarding the private placement, business, Board Membership or affiliation you intend to participate in. Please attach to this questionnaire any additional information you may have regarding your affiliation/investment (i.e.: private placement memorandum, offering circular, literature, etc.) that may assist in the approval process.
1.	How and by whom was this offer presented to you? Or, how and by who were you approached to become affiliated?

2.	Will you play any management role in the private placement or business and are you providing any service or advice to the business or issuer? What will your role and responsibilities consist of?

3.	Approximately what percentage of your time will be spent on non-Adviser activities?

4.	Will you be compensated? (If so, how?) ☐ Yes ☐ No

5.	Does the Private placement issuer or organization have any dealings with Adviser? (If yes, please describe) ☐ Yes ☐ No

6.	Is any client of Adviser eligible to hold securities of this issuer? Does any client of Adviser presently hold securities of this issuer?

7.	Do you have any dealings on behalf of Adviser with the issuer or sponsor of this investment or membership? (If yes, please describe) ☐ Yes ☐ No

8.	To the best of your knowledge, does the private placement issuer have plans to go public any time soon? If so, when? ☐ Yes ☐ No

9.	Are you being given any preferential treatment in the deal? (If yes, please describe) ☐ Yes ☐ No

10.	How much money will be invested, and/or what percentage of ownership will you have?

11.	In light of your position and responsibilities at Adviser, are you aware of any fact, issue or circumstance involving the private placement, proposed investment, Board membership or affiliation that might give rise to an actual or apparent conflict of interest?
☐ Yes ☐ No
Please Note:
If Board membership is with a public company you will be limited in your ability to invest in that company. Also, if you come into possession of material non-public information because of your Board membership you must inform the Compliance Department of the details so that trading activity in that public company can be appropriately monitored.
12.	Does this investment require you to open a new brokerage account? (If yes, please describe).

Date	Print Name	Signature

SUPERVISER APPROVAL
I have reviewed and approved this request for permission to engage in the private securities transaction described above.

Date	Name & Title of Approver (please print)	Signature
COMPLIANCE APPROVAL           ☐ Yes       ☐ No

Date	Name & Title of Approver (please print)	Signature

Exhibit B
LOGAN CIRCLE PARTNERS, L.P. (“Adviser”)
EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to Adviser by
Please Print
Date of Becoming an Employee:                                                             (Initial Report)
December 31, 200___ (Annual Report)
As of the date appearing above, the following are each and every Covered Security and securities account in which I have a direct or indirect “Beneficial Ownership” interest (Covered Securities includes any security other than bank certificates of deposit, open-end mutual fund shares other than mutual funds which are advised or sub-advised by Adviser and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person’s “immediate family” sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships.
Listed below are the accounts with any broker, dealer or bank that are capable of holding securities (i.e. accounts that hold or could hold securities including securities that are not Covered Securities) for my direct or indirect benefit (“Securities Account”) as of the date appearing above:

Name of Broker, Dealer or Bank with			Status of Account
which Account Is Held	Account Number	Name on the Account	(Open/Closed/Active/Inactive)

I certify that the accounts listed above are all of the Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.
Note:	For every bank or brokerage account of the Employee that is capable of holding Covered Securities for the Employee’s direct or indirect benefit, new employees must attach copies of the most recent statement(s) to this form. If this form is completed for annual certification, either an annual statement must be attached to this form or mailed directly to the following address: Logan Circle Partners, L.P., 8 Tower Bridge, 161 Washington Street, Conshohocken, PA 19428, Attention: Compliance Department. It is the Employee’s sole responsibility to ensure that the information reflected in the attached statement(s) is accurate and completely discloses all relevant securities holdings. In lieu of attaching statements to this form, a print out of the Employee’s securities holdings printed directly from their broker’s website may also be submitted.

Listed below are all securities including Covered Securities in which the employee currently holds in his/her trading accounts and has beneficial ownership interest upon hire or as of the year-end date specified above

Name and Description of Security
i.e. puts, calls, bonds
(Include 144A, Reg S and other
		Privately Placed Securities,	Interest		Nature of Interest
Account	Shares/Face	whether or not custodied in a	Rate/Maturity Date	Firm Through Which Security is	(Direct Ownership,
Number	Amount	securities account)	(if applicable)	Held	Spouse, Control, Etc.)

I further certify that the securities listed above are the only Covered Securities in which I have a direct or indirect Beneficial Ownership interest.
This report need not disclose Covered Securities held in any account over which the Employee has no direct or indirect influence or control.
I have received, reviewed, understand and agree to abide by the Adviser’s Compliance Policies and Procedures as stated in the most recent copy of the Firm’s Compliance Manual. To the best of my knowledge, I have reported all securities holdings for me and members of my Immediate Family to Adviser on the form provided to me. I hereby acknowledge that I have obtained, read and understand Adviser’s Compliance Policies and Procedures Manual. I further certify that I have received, read, understand, and will abide by Adviser’s Code of Ethics.

Employee Signature:

Date of Submission:

Received By (Name/Title):	Reviewed By (Name/Title):

Signature:	Signature:

Date Received:	Date Reviewed:

Comments:

Exhibit C
LOGAN CIRCLE PARTNERS L.P. (“Adviser”)
QUARTERLY REPORT OF SECURITIES TRANSACTIONS FOR ADVISER

Statement to Adviser, Inc. by		SS#:

Please Print
For the Calendar quarter ended:
(Enter quarter end date)

Since the prior Quarterly Report, the following accounts have remained active/inactive or have been opened/closed. Listed below are accounts that are capable of holding securities (i.e. accounts that hold or could hold securities including securities that are not Covered Securities) for my direct or indirect benefit.

Status of Account
Name of Broker, Dealer or Bank			(Open/Closed/	Date (if Opened/Closed
with which Account Is Held	Account Number	Name on the Account	Active/Inactive)	w/in Quarter)

I further certify that the accounts listed above are all of the Securities Accounts in which I have a direct or indirect Beneficial Ownership interest.
As of the date appearing above, the following are each and every transaction in a Covered Security in which I have a direct or indirect “Beneficial Ownership” interest (Covered Securities include any security other than bank certificates of deposit, open-end mutual fund shares, other than those which are advised or sub-advised by Adviser, and U.S. Government obligations). Also, I have included all activity in Covered Securities that occurred during the quarter. For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person’s “immediate family” sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships.
This report need not disclose transactions in Covered Securities in any account over which the Employee has no direct influence or control.
Note:	For every account in which there was trading activity during the previous quarter, Employees must either: (i) attach brokerage statements or a print out of transaction activity from the broker’s web site for every account in which there was trading activity; (ii) provide all trade information in the chart below; or (iii) direct their brokers to mail statements directly to the Logan Circle Partners, L.P. Employees who indicate below that there was no activity during the quarter are not required to attach or include brokerage statements. It is the Employee’s sole responsibility to ensure that the information reflected in the attached statement(s) is accurate and completely discloses all relevant securities activity.

Listed below are all Covered Securities transactions in which the employee has traded beneficial ownership interest during the calendar quarter specified above.

Nature of
Interest
				Name and Description of Security	Interest			(Direct
				i.e. puts, calls, bonds	Rate/Maturity		Firm Through	Ownership,
Account	Trade		Shares/Face	(Include 144A and other Privately	Date (if		Which Transaction	Spouse,
Number	Date	Buy/Sell	Amount	Placed Securities)	applicable)	Price	Was Effected	Control, Etc.)

If no transactions in Covered Securities occurred during the quarter ending                       , please insert “NONE” here:
(enter qtr end date)
I further certify that all information provided above in connection with my securities account and Covered Securities is true, correct and complete.

Date of Submission:

Employee Signature:

Compliance Signature:

Date Reviewed:

[Date]
[Brokerage Firm]
[Address 1]
[City, State, Zip]
Attn: Compliance Department
Re:       Accounts and/or Family Related Accounts of [Employee Name], SS#[XXX-XX-XXXX],
               a Logan Circle Partners, L.P. Employee
Dear Sir/Madam:
The above named employee of Logan Circle Partners, L.P. has notified us that he/she maintains the following account(s) with your Firm:

Account Number	Account Name

Please be advised that Logan Circle Partners, L.P. is registered with the Securities and Exchange Commission and is required, as set forth by the Investment Advisers Act of 1940, to maintain records of every transaction in a security in which an employee of the investment adviser has any direct or indirect beneficial ownership.
Please make the necessary arrangements to send duplicate confirmations and monthly statements to:
Logan Circle Partners, L.P.
Attn: Compliance Department
1717 Arch Street, Suite 1500
Philadelphia, PA
This information is to be provided unless or until Mr./Mrs. [       ] notifies you to the contrary in writing. In the event that Mr./Mrs. [      ] ceases employment with Logan Circle Partners, L.P., a letter will be sent from the Compliance Department terminating duplicate confirmations and statements. If you should have any questions, please contact me at (XXX) XXX-XXXX.
Sincerely,
Chief Compliance Officer
As per the above request, I grant permission to your firm to add Logan Circle Partners, L.P. as an interested party and to forward copies of confirmations and statements regarding the above mentioned account(s).

Date:
(Signature of Account Holder)
[Employee Full Name]

PERSONAL SECURITIES TRADING REQUEST AND AUTHORIZATION FORM

Name:	Date:
I hereby request authorization to enter the following securities transaction:
Name of Company and Ticker Symbol:

Type of Order:	Buy Sell Exchange Tender Other (Explain)

Price:	Market Limit Stop Number of Shares:

Broker/Dealer:

Type of Account:	Individual Joint Other ___ Trust (Explain)
This transaction is for investment purposes and to the best of my knowledge will comply with the applicable personal trading provisions contained in LCP’s Code of Ethics. I request the approval based on the following reasoning:

Access Person Signature	Date

The above transaction is approved based on information provided above and must be completed within 10 business days from the date of approval. If the transaction has not been completed in whole or in part, it may be extended at the discretion of LCP’s Chief Compliance Officer upon written request by the employee.

Portfolio Manager	Date

Compliance Officer	Date

Appendix A
LOGAN CIRCLE PARTNERS, L.P.
Initial/Annual Certification of Receipt of the Code of Ethics
      I have received, reviewed, understand and agree to comply with the terms of the Firm’s Code of Ethics.
      To the best of my knowledge, I have reported all securities holdings for me and members of my Immediate Family to Logan Circle Partners, L.P. on the form provided to me. Additionally, attached is a list of the names of each of the entities for which I act as a member of the board of directors, a general partner, a managing member or a trustee.

Signature

Print Name

Date
Please complete, sign and date this form and return to the Compliance Department

Logan Circle Partners, L.P.
Notification of Outside Business Activities

Listed below is/are my outside business activities. I will inform the Chief Compliance Officer and the Legal/Compliance Department of any changes to the following:

☐	Do you own stock or have directly or indirectly any financial interest in any other organization whose stock is not publicly traded? If yes, please provide a full explanation.

☐	Do you invest in limited or general partnerships, or private placements of securities, other than those offered by the Firm? If yes, please provide a full explanation.

☐	Have you made a co-investment with the Firm? If yes, please provide a full explanation.

☐	Are you engaged in any other business? If yes, please provide full explanation.

☐	Are you employed or compensated by any other person or entity? If yes, in what capacity?

☐	Do you serve as an officer or partner or of another organization? If yes, please provide the name of the organization and describe in what capacity you serve.

☐	Do you serve on the board of directors (or in any similar capacity) of any unaffiliated organization or on a formal or informal creditors committee? If yes, please provide information.

☐	Do you serve as an executor or trustee? If yes, for whom?

☐	Do you engage in investment related speaking, writing or teaching activities? If yes, please describe.

☐	None.
Relative to the above questions, please list all outside business activities including general partnerships, private investments, outside employment and Board memberships:

Previously Disclosed to Compliance?

☐ Yes	☐ No

☐ Yes	☐ No

☐ Yes	☐ No

Employee Name & Title (Please Print)	Signature	Date

For Office Use Only:

Compliance Approval Granted By:	Date:

A-4